Exhibit 10.2

TERMINATION AGREEMENT

As of August 31, 2003

WPS Receivables Corporation
507 West Tenth Street
West Point, Georgia 31833

Gentlemen:

          This Termination Agreement (this "Agreement") refers to the financing arrangements among WPS Receivables Corporation, a Delaware corporation ("Borrower"), WestPoint Stevens Inc., a Delaware corporation ("WestPoint" as hereinafter further defined), the lenders party to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders"), and Congress Financial Corporation (Southern), in its capacity as agent for Lenders (in such capacity, "Agent"), as set forth in the Loan and Security Agreement, dated March 28, 2003, by and among Borrower, WestPoint, Agent and Lenders, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of April 15, 2003 and Amendment No. 2 to Loan and Security Agreement, dated as of June 1, 2003 (as so amended, the "Loan Agreement" and together with all related agreements, documents and instruments, as each may have been amended, modified, supplemented or extended, collectively, the "Financing Agreements") pursuant to which Agent and Lenders have made loans and advances to Borrower (the "Loans"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

          Prior to the date hereof, Borrower has repaid all of the Loans and related indebtedness.

          In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agrees as follows:

         1.  Reassignment; Releases.

               (a) Upon the satisfaction of the conditions precedent set forth in Section 7 hereof,  (i) the financing arrangements relating to the Loans as between Agent, Lenders and Borrower pursuant to the Financing Agreements are terminated, canceled and of no further force and effect (except those provisions of this Agreement and the other Financing Agreements which expressly survive the termination hereof or thereof) and Agent and Lenders shall have no further obligation to make any Loans to Borrower or have any other or further obligations, duties or responsibilities in connection with the Financing Agreements, all assets of Borrower previously assigned by Borrower to Agent and Lenders are hereby reassigned to Borrower, without representation, warranty or recourse of any kind, nature or description, and all security interests and liens upon any and all properties and assets of Borrower heretofore granted by Borrower or WestPoint to Agent pursuant to the Financing Agreements are released and terminated (except with respect to the Cash Collateral as provided herein).

              (b) Borrower and WestPoint each hereby release, discharge and acquit Agent, Lenders, their respective officers, directors, agents and employees and their respective successors and assigns, from all obligations to Borrower or WestPoint and their respective successors and assigns and from any and all claims, demands, debts, accounts, contracts, liabilities, actions and causes of actions, whether in law or in equity, that Borrower or WestPoint at any time had or has, or that their successors and assigns hereafter can or may have against Agent, Lenders, their officers, directors, agents or employees and their respective successors and assigns arising out of or relating to the Transaction Documents or the transactions contemplated thereby.

          2.  Continuing Obligations.

               (a) Notwithstanding anything to the contrary contained herein, Borrower and WestPoint are not released from, and hereby ratify and confirm their continuing liability to Agent and Lenders for the indefeasible payment and satisfaction in full of the following (collectively, the "Continuing Obligations"):

                   (i) all obligations of Borrower and WestPoint to Congress hereunder, including without limitation, the obligations described in Sections 3, 4 and 6 hereof;

                   (ii) any costs and expenses incurred by Agent and Lenders, including attorneys' fees and legal expenses in connection with this Agreement and the termination of the Financing Agreements;

                   (iii) all indemnification obligations and other obligations in favor of Agent and Lenders that, by the terms of the Financing Agreements as in effect immediately prior to the effectiveness hereof, survive the termination thereof; and

                   (iv) interest (at the interest rate provided for in the Loan Agreement) upon all amounts owed to Agent and Lenders in respect of the Continuing Obligations, which interest shall accrue from the date on which each such amount is due under the terms of the Financing Agreements as in effect immediately prior to the effectiveness hereof, until Agent and Lenders have received full and final payment thereof in immediately available funds.

               (b)  All of the Continuing Obligations shall be secured by all of the Cash Collateral,  due and payable upon demand by Agent on Borrower (but no demand on WestPoint shall be necessary for such amounts to be due and payable), and payable without offset, defense or counterclaim of any kind, nature or description.

          3.  Indemnification for Returned Items and Related Expenses. Borrower and WestPoint each agree, jointly and severally, to indemnify Agent and Lenders from any and all loss, cost, damage or expense (including attorneys' fees and legal expenses) which Agent or any Lender may suffer or incur at any time as a result of:  any non-payment, claim, refund or dishonor of any checks or other similar items which have been credited by Agent to the account of Borrower with Agent and any bookkeeping, accounting or other errors in calculation of any amount to be paid to Agent or Lenders hereunder requiring an adjustment thereto, together with any expenses or other charges incident thereto and in addition, Borrower and WestPoint agree to pay Agent and Lenders on demand all costs and expenses (including attorneys' fees and legal expenses) incurred in connection with this Agreement and any instruments or documents contemplated hereunder. All payments by Borrower or WestPoint hereunder shall be made to Agent and Lenders without offset, defense, deduction or counterclaim of any kind.

          4.  Cash Collateral.

               (a) As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Continuing Obligations, Borrower hereby irrevocably assigns, pledges, hypothecates, transfers, sets over to Agent, and grants to Agent a security interest in and right to set off against the sum of $500,000, which has been remitted to Agent and all proceeds thereof (the "Cash Collateral"). The Cash Collateral shall be held by Agent in an account designated by Agent for such purpose in its books and records and may be commingled with Agent's own funds.

               (b) Agent may hold the Cash Collateral, less any amounts thereof previously applied to the Continuing Obligations, for a period of up to ninety (90) days from the effective date hereof. Upon the expiration of such ninety (90) day period, Agent shall release and remit to Borrower any remaining Cash Collateral.

              (c) Without limiting the rights of Agent elsewhere in this Agreement or under the Financing Agreements in respect of the Continuing Obligations, Agent may immediately apply the Cash Collateral from time to time against the Continuing Obligations when due, and Borrower is and shall remain liable to pay any deficiency on demand.

          5.  Rights in Instruments. Notwithstanding anything to the contrary contained herein, Agent and Lenders reserve all of their respective rights in and to any checks or similar instruments for payment of money heretofore received by Agent or any Lender in connection with its arrangements with Borrower, and all of their rights to any monies due or to become due under said checks or similar instruments and/or all of their claims thereon.

          6.  Reinstatement. Notwithstanding anything to the contrary contained herein, in the event any payment made to, or other amount or value received by, Agent or Lenders from or for the account of Borrower is avoided, rescinded, set aside or must otherwise be returned or repaid by Agent and Lenders whether in any bankruptcy, reorganization, insolvency or similar proceeding involving Borrower or WestPoint or otherwise, the indebtedness intended to be repaid thereby shall be reinstated (without any further action by any party) and shall be enforceable against Borrower. In such event, Borrower shall be and remain liable to Agent for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Agent and Lenders.

          7.  Conditions Precedent. The effectiveness of the termination, reassignment and release contained in Section 1(a) hereof and any UCC Financing Statement Amendments providing for the termination of the financing statements referred to in Section 8 hereof or other release documents delivered in connection herewith (and any authorization to file such amendments or release documents) is subject to and conditioned upon the receipt by Agent of each of the following by no later than August 31, 2003:

               (a) an original of this Agreement, duly authorized, executed and delivered by Borrower and WestPoint;

              (b) the acknowledgment and agreement of each of Mellon Bank, N.A. and Bank of America, N.A. that the arrangements of each such bank with Agent are terminated and that Agent has no other or further obligations or liabilities to each such bank in connection with such arrangements, in each case in form and substance satisfactory to Agent and duly authorized, executed and delivered by each such bank and acknowledged by Borrower; and

               (c) evidence that the Bankruptcy Court in the Chapter 11 Case has duly entered an order approving this Agreement, that such order is valid, subsisting and continuing and has not been vacated, modified, reversed on appeal, or vacated or modified by any order of the Bankruptcy Court, other than as consented to by Agent, and is not subject to any pending appeal or stay.

          8.  Authorization to File Termination Statements. Upon the satisfaction of the conditions precedent set forth in Section 7 hereof, Agent shall deliver to Borrower (or any person that Agent believes in good faith represents Borrower) UCC Financing Statement Amendments to terminate existing financing statements between Agent, as secured party, and Borrower, as debtor, and existing financing statements between Borrower, as secured party/buyer, WestPoint, as debtor/seller, and Agent, as assignee of Borrower, in each case to the extent that such financing statements are currently filed of record and for which Agent has the recording information, and  Borrower and WestPoint are authorized by Agent to file such UCC Financing Statement Amendments on behalf of Agent.

          9.  Successors and Assigns. This Agreement and any other document referred to herein shall be binding upon and inure to the benefit of and be enforceable by Agent and Lenders, Borrower and WestPoint and their respective successors and assigns. All references to the term "WestPoint" herein shall be deemed and each such reference shall mean WestPoint Stevens Inc., a Delaware corporation, as Debtor and Debtor-in-Possession, and its successors and assigns, including, without limitation, any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of WestPoint, whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case.

          10. Further Assurances. At the request of Borrower, at Borrower's expense, Agent agrees to execute and deliver such other and further documents and instruments reasonably acceptable to Agent, as may be reasonably requested in order to effect or evidence more fully the matters covered hereby.

          11. Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of Georgia but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Georgia.

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          12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof and submissible into evidence and all of which together shall be deemed to be a single instrument. Delivery of an executed counterpart of this Agreement by telecopier shall have the same force and effect as delivery of an original executed counterpart of this Agreement.

                                                               Very truly yours,

                                                              CONGRESS FINANCIAL CORPORATION
                                                              (SOUTHERN), as Agent

                                                             By: /s/ Gary S. Silvers

                                                             Title: /s/ Vice President

ACKNOWLEDGED AND AGREED:

WPS RECEIVABLES CORPORATION

By: /s/ Nelson Griffith

Title: /s/ President

WESTPOINT STEVENS INC.

By: /s/ Nelson Griffith

Title: /s/ Senior Vice President and Controller